Exhibit 10.1

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) dated as of November 30, 2015, is entered into by and among MVP REIT II, Inc., a Maryland corporation (the “Company”), MVP REIT II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and MVP Realty Advisors, LLC, a Nevada limited liability company (the “Advisor,” and together with the Company and the Operating Partnership, the “Parties”). Capitalized terms used but not defined herein are used as defined in the Advisory Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties hereto entered into that certain Amended and Restated Advisory Agreement on October 5, 2015 (the “Advisory Agreement”) and now desire to amend such agreement pursuant to the terms hereof; and

WHEREAS, the Company’s board of directors (the “Board”), including all of its independent directors, has determined that it is advisable and in the best interests of the Company to enter into this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to the Advisory Agreement. Section 9(d) of the Advisory Agreement is hereby amended by deleting the fourth sentence of such section in its entirety and replacing it with the following:

Following the determination of the Company’s net asset value (to occur on a date not later than 150 days following the second anniversary of the date that the Company raises the Minimum Offering Amount), the Asset Management Fee will be based on the lower of (i) the aggregate of the value of the Company’s Assets and (ii) the historical cost of the Company’s Assets, both without deduction for depreciation, bad debts or other non-cash reserves.

2.	Agreement in Effect. Except as hereby amended, the Advisory Agreement shall remain in full force and effect.

3.	Entire Agreement. The Advisory Agreement and this Amendment supersede all prior agreements between the Parties with respect to the subject matter thereof and constitute a complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter thereof. In the event of any conflict between the terms of the Advisory Agreement and this Amendment, this Amendment shall control.

4.	Severability. The provisions of this Amendment are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

5.	Governing Law. The provisions of this Amendment shall be construed and interpreted in accordance with the laws of the State of Maryland as at the time in effect, without regard to the principles of conflicts of laws thereof.

6.	Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Signatures on following page.]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

MVP REIT II, Inc.

By:	/s/ Michael V. Shustek
Michael V. Shustek Chief Executive Officer

MVP REIT II Operating Partnership, LP

By:	MVP REIT II, Inc., its General Partner

	By:	/s/ Michael V. Shustek
Michael V. Shustek Chief Executive Officer

MVP Realty Advisors, LLC

By:	/s/ Michael V. Shustek
Michael V. Shustek Chief Executive Officer

Signature Page to Amendment No. 1 to Amended and Restated Advisory Agreement